Exhibit 99.1

Asure Software Reports Strong 2017 First Quarter Financial Results and Increases Full Year Guidance

AUSTIN, TX – May 11, 2017 – Asure Software, Inc. (NASDAQ: ASUR), a leading provider of Human Capital Management (HCM) and workplace management software, reported results for the first quarter ended March 31, 2017.

First Quarter 2017 Financial Summary	Actual Results
(in millions except per share data and percentages)	Q1 2017	Q1 2016	Change (%)
Revenue	$10.7	$6.7	60%

Gross Margin	$8.3	$5.0	66%
Gross Margin (as a % of revenue)	77.3%	74.3%	3%

EBITDA	$0.9	$(0.5)	303%
EBITDA, excluding one-time expenses	$1.8	$0.4	362%

Net Loss	$(1.1)	$(1.6)	32%

Net Loss per Share	$(0.12)	$(0.25)	52%
Net Loss per Share, excluding one-time expenses	$(0.02)	$(0.11)	82%
Non-GAAP Net Income (Loss) per Share	$0.09	$(0.03)	400%

First Quarter 2017 Operational Highlights
•
Closed three strategic acquisitions: Personnel Management Systems, Inc. (PMSI), a leading provider of outsourced HR solutions; Corporate Payroll, Inc. (Payroll Division) (CPI), a leading provider of payroll services; and Payroll Specialties NW, Inc. (PSNW), a leading provider of payroll services.

•	Cloud bookings increased 69% from the first quarter of 2016.

•
Overall pipeline of deals increased approximately 202% from the prior quarter and approximately 325% from the first quarter of 2016, reflecting the additions of the company’s strategic acquisitions, increased cross-sell opportunities and the effectiveness of the expanded sales force.

•
Backlog totaled $2.7 million, a 9% increase compared to the prior quarter and a 3% increase from the year-ago quarter. The company continues to expect many enterprise clients will move through the implementation process throughout 2017, which will result in conversion from backlog to reported revenue growth.

•	Secured several new wins across a range of industry verticals, including Procter & Gamble (P&G) Worldwide, Merck & Co., Stinson Leonard, Atmosphere Commercial Interiors and Great Lakes Airlines.

•	Appointed seasoned HCM sales executive, Brad Burrows, to the new position of director of sales, responsible for leading the company’s client executive team.

First Quarter 2017 Financial Results
•	Revenue increased 60% to $10.7 million from $6.7 million in the same year-ago quarter, primarily due to the acquisitions of Mangrove, PMSI, CPI, and PSNW.
•	Recurring revenue as a percent of total revenue increased to 85% from 77% in the first quarter of 2016.
•	Cloud revenue increased 103% and hardware revenue increased 57% from the first quarter of 2016.
•	Gross margin was $8.3 million (77.3% of total revenue), a 3% increase from $5.0 million (74.3% of total revenue) in the first quarter of 2016.
•
EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization)* excluding one-time items* was approximately $1.8 million, an increase of 362% compared to $388,000 in the first quarter of 2016.

•	Net loss per share (excluding one-times*) totaled $(0.02), an improvement from net loss per share (excluding one-times*) of $(0.11) in the first quarter of 2016.
•	Non-GAAP net income per share totaled $0.09, an improvement from non-GAAP net loss per share of $(0.03) in the first quarter of 2016.

Fiscal 2017 Financial Guidance
Asure management increased its financial guidance for fiscal 2017 ending December 31, 2017:

2017 Financial Guidance	Fiscal 2017 (versus Fiscal 2016)
Revenue	$45.5 million to $47.5 million (+28.2 to 33.8% vs. 2016)
EBITDA, excluding one-time items	$9.2 million to $9.7 million (+22.7% to 29.3% vs. 2016)
Net Income per Share, excluding one-time items	$0.23 to $0.29 (compared to $0.24)
Non-GAAP Net Income per Share	$0.62 to $0.77 (compared to $0.68)

Management Commentary
“Our results for the first quarter were up significantly across the board,” said Asure CEO Pat Goepel. “Not only did we experience double-digit year-over-year growth across all our major financial metrics, including revenue, gross margin and EBITDA, but we also increased our cloud revenue as a percentage of total revenue to 73%, which was a significant improvement from the 57% we reported in Q1 2016. But more than just surpassing our previous growth threshold, this improvement is more so reflective of Asure’s continued progress in migrating existing clients to the cloud, which has been a major initiative for us—and one, we believe, positions Asure for long-term success.

“Q1 also marked the one-year anniversary of our acquisition of Mangrove Software and Asure’s entry into the rapidly-growing multi-billion-dollar HCM marketplace. With the product, organization and sales integration complete, we are fully capitalizing on the benefits of our combined organizational structure, particularly around cost-saving synergies and cross-selling activity. Our People Success Platform continues to serve as the industry’s only solution linking traditional HCM with workspace solutions. Our recent customer wins, including Procter & Gamble (P&G) Worldwide, Merck & Co., Stinson Leonard, Atmosphere Commercial Interiors and Great Lakes Airlines highlight the increasing need and growing demand for a turnkey and unified solution. In fact, our success selling into Mangrove’s customer base resulted in the increase of our average deal size, which is now at approximately $40,000. This growth presents a clear indicator not only of our sales team’s execution in driving cross-selling opportunities, but the overall opportunities available with a complete solution to address the full spectrum of today’s workforce challenges.

“In addition to our organic growth initiatives, we are continuing to look for attractive and accretive ways to strategically scale our business, as demonstrated by our recent tuck-in acquisitions, which have proven quite effective and have yielded excellent results. Earlier this year, we closed three new deals that ultimately expanded our already-robust payroll services offerings as well as diversified our outsourced HR solutions. With the integration of the three entities essentially complete, we remain focused on further unifying our platform to maximize financial and operational synergies.

“Q1 represented a successful continuation of the strong traction we gained in 2016, which included expanding into a full HCM suite while growing our total addressable market nearly five times over. In that time, Asure evolved into a growth company with a world-class customer base, industry-leading solutions, and a strong financial profile and outlook. Needless to say, these investments in our long-term viability have positioned Asure for success not just in 2017, but also the many years ahead. As we look to the rest of this year, Q2 has already seen a continuation of our success in Q1, which gives us confidence to increase our guidance for 2017. We remain focused on the key initiatives that will continue to drive us forward: improving our financial visibility, accelerating the velocity of our cross-selling opportunities and scaling the business both organically and through strategic acquisitions.”

Conference Call Details
Asure management will host a conference call today at 11:00 a.m. Eastern time (10:00 a.m. Central time) to discuss these financial results and outlook. Company CEO Pat Goepel and CFO Brad Wolfe will host the presentation, followed by a question and answer period.

U.S. dial-in: 877-853-5636
International dial-in: 631-291-4544
Conference ID: 8489545

Please call the conference telephone number ten minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcasted live and available for replay via the investor section of the company’s website.

About Asure Software
Asure Software, Inc., (NASDAQ: ASUR), headquartered in Austin, Texas, offers intuitive and innovative technologies that enable companies of all sizes and complexities to operate more efficiently. We help build companies of the future. Our cloud platform has helped more than 7,500 clients worldwide to better manage their people and space for a mobile, digital, multi-generational, and global organization. Asure Software’s suite of solutions range from HCM workforce management solutions, time and attendance to workspace asset optimization and meeting room management solutions. For more information, please visit www.asuresoftware.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
 Statements in this press release regarding Asure’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. Such risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements.

Company Contact:
Brad Wolfe, CFO
Asure Software, Inc.
888-323-8835
bwolfe@asuresoftware.com

Investor Relations Contact:
Matt Glover and Najim Mostamand
Liolios Group, Inc.
949-574-3860
ASUR@liolios.com

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	March 31, 2017 (unaudited)	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$2,288	$12,767
Accounts and note receivable, net of allowance for doubtful accounts of $328 and $338 at March 31, 2017 and December 31, 2016, respectively	8,953	8,108
Inventory	530	487
Prepaid expenses and other current assets	2,012	1,256
Total current assets before funds held for clients	13,783	22,618
Funds held for clients	30,544	22,981
Total current assets	44,327	45,599
Property and equipment, net	1,809	1,878
Goodwill	31,455	26,259
Intangible assets, net	17,184	12,048
Other assets	322	39
Total assets	$95,097	$85,823
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable	$2,971	$5,455
Accounts payable	2,276	1,576
Accrued compensation and benefits	1,523	1,192
Other accrued liabilities	1,433	936
Deferred revenue	9,265	9,252
Total current liabilities before client fund obligations	17,468	18,411
Client fund obligations	30,544	22,981
Total current liabilities	48,012	41,392
Long-term liabilities:
Deferred revenue	611	769
Notes payable, net of current portion of debt issuance cost and debt discount	28,165	24,581
Other liabilities	157	835
Total long-term liabilities	28,933	26,185
Total liabilities	76,945	67,577
Commitments (Note 13)
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 11,000 shares authorized; 9,014 and 8,901 shares issued, 8,630 and 8,517 shares outstanding at March 31, 2017 and December 31, 2016, respectively	90	89
Treasury stock at cost, 384 shares at March 31, 2017 and December 31, 2016	(5,017)	(5,017)
Additional paid-in capital	296,042	295,044
Accumulated deficit	(272,934)	(271,875)
Accumulated other comprehensive income (loss)	(29)	5
Total stockholders’ equity	18,152	18,246
Total liabilities and stockholders’ equity	$95,097	$85,823

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Amounts in thousands, except share and per share data)
(Unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2017	2016
Revenues:
Cloud revenue	$7,836	$3,862
Hardware revenue	1,088	693
Maintenance and support revenue	933	1,239
On premise software license revenue	169	140
Professional services revenue	701	788
Total revenues	10,727	6,722
Cost of Sales	2,438	1,730
Gross margin	8,289	4,992

Operating expenses
Selling, general and administrative	7,043	5,033
Research and development	769	811
Amortization of intangible assets	847	377
Total operating expenses	8,659	6,221

Loss from operations	(370)	(1,229)

Other income (loss)
Interest expense and other	(547)	(281)
Total other loss	(547)	(281)

Loss from operations before income taxes	(917)	(1,510)
Income tax provision	(142)	(44)
Net loss	$(1,059)	$(1,554)
Other comprehensive income (loss):
Foreign currency translation (loss) gain	(34)	35
Other comprehensive loss	$(1,093)	$(1,519)

Basic and diluted net loss per share
Basic	$(0.12)	$(0.25)
Diluted	$(0.12)	$(0.25)
Weighted average basic and diluted shares
Basic	8,628,000	6,290,000
Diluted	8,628,000	6,290,000

ASURE SOFTWARE, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,059)	$(1,554)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	1,180	716
Provision for doubtful accounts	-	10
Share-based compensation	54	39
Changes in operating assets and liabilities:
Accounts and note receivable	(366)	723
Inventory	(43)	150
Prepaid expenses and other assets	(1,004)	187
Accounts payable	598	(798)
Accrued expenses and other long-term obligations	(29)	(748)
Deferred revenue	(516)	637
Net cash used in operating activities	(1,185)	(638)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions net of cash acquired	(8,076)	(12,000)
Purchases of property and equipment	(21)	(5)
Collection of note receivable	-	(11)
Net change in funds held for clients	1,540	(12,189)
Net cash used in investing activities	(6,557)	(24,205)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	5,000	12,500
Payments on notes payable	(6,069)	-
Debt financing fees	(100)	(438)
Payments on capital leases	(46)	(53)
Net proceeds from issuance of stock	-	3
Net change in client fund obligations	(1,485)	12,189
Net cash (used in) provided by financing activities	(2,700)	24,201

Effect of foreign exchange rates	(37)	37

Net decrease in cash and cash equivalents	(10,479)	(605)
Cash and cash equivalents at beginning of period	12,767	1,158
Cash and cash equivalents at end of period	$2,288	$553

SUPPLEMENTAL INFORMATION:
Cash paid for:
Interest	$411	$22

Non-cash Investing and Financing Activities:
Subordinated notes payable- See Note 4	$2,090	$6,000
Issuance of common stock- CPI Acquisition- See Note 4	$945	$-

*Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA and GAAP Net Income (Loss) excluding one-time expenses. These supplemental financial measures are not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the Expenses associated with Asure’s earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses these non-GAAP measures to evaluate the performance of Asure’s business. Asure’s management believes that it is important to provide investors with these same tools, together with reconciliation to GAAP, for evaluating the performance of Asure’s business, as it may provide additional insight into Asure’s financial results. See the “Reconciliation of GAAP Net Income (Loss) to Net Income (Loss) Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)” and the “Reconciliation of GAAP Net Income/(Loss) to Net Income (Loss) Excluding One-Time Expenses” tables included in this press release for further information regarding these non-GAAP financial measures. In addition, these measures are presented because management believes they are frequently used by securities analysts, investors and others in the evaluation of companies. EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization and stock compensation expense to net earnings. EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Asure’s profitability.

Net Income (Loss) Excluding One-Time Expenses is calculated by combining the company’s GAAP Net Income (Loss), or earnings per share, with expenses that are one time in nature and are not expected to recur on a dollar or per share basis.

Non-GAAP Net Income (Loss) is calculated by combining the company’s GAAP Net Income (Loss), or earnings per share, with items that are one time in nature and are not expected to recur on a dollar or per share basis. It excludes the impact of purchase accounting adjustments, amortization expense on acquisition-related intangible assets, stock-based compensation expense, and acquisition-related expenses. We have revised our non-GAAP Net Income (Loss) to include acquisition-related amortization, as we believe this will more accurately reflect how we analyze our operations and provide information needed by investors to gain additional insight into our financial results. These expenses have been included in the non-GAAP Net Income (Loss) for all periods presented.

Free Cash Flow is computed by subtracting capital expenditures from cash flow from operations, each as determined in accordance with GAAP and as reflected in the statement of cash flows.

Reconciliation of GAAP Net Income (Loss) to Net Income (Loss) Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA) and EBITDA Excluding One-time Expenses.

FOR THE THREE MONTHS ENDED

$000s	March 31, 2017	March 31, 2016
Net Income (Loss)	(1,059)	(1,554)
Interest	625	292
Tax	142	44
Depreciation	227	233
Amortization	953	482
Stock Compensation	54	39
EBITDA	942	(464)
One-time expenses	850	852
EBITDA excluding one-time expenses	1,792	388

Reconciliation of GAAP Net Income (Loss) to Net Income (Loss) Excluding One-Time Expenses

FOR THE THREE MONTHS ENDED
$000s	March 31, 2017	March 31, 2016
Net Income (Loss)	(1,059)	(1,554)
Legal & Professional Services	717	671
Severance, Recruitment & Relocation	118	138
Other one-time items (net)	15	43
Sub-total excluding Taxes	850	852
Sub-total one-time expenses	850	852
Net Income (Loss) excluding one-time expenses	(209)	(702)
Weighted-average shares of common stock outstanding	8,628	6,290
Net Income (Loss) per share, excluding one-time expenses	$(0.02)	$(0.11)

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

FOR THE THREE MONTHS ENDED
$000s	March 31, 2017	March 31, 2016
Net Income (Loss)	(1,059)	(1,554)
Amortization expense on acquisition-related intangible assets	953	482
One-time expenses	850	852
Stock compensation	54	39
Sub-total Non-GAAP items	1,857	1,373
Non-GAAP Net Income (Loss)	798	(181)
Weighted-average shares of common stock outstanding	8,839	6,290
Non-GAAP Net Income (Loss) per share	$0.09	$(0.03)